EXHIBIT 10.8

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of June 30, 2023, by and between NextPlat Corp, a Nevada corporation (the “NextPlat”), Charles M. Fernandez (“Mr. Fernandez”), and Rodney Barreto (“Mr. Barreto”). Each of NextPlat, Mr. Fernandez and Mr. Barreto is individually referred to herein as a “Party” and together as the “Parties”.

RECITALS

A.         NextPlat, Mr. Fernandez and Mr. Barreto each directly or indirectly own common stock and certain other securities convertible into common stock issued by Progressive Care Inc., a Delaware company (“Progressive”).

B.         The Parties desire to facilitate the voting arrangement set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.    Voting. At any annual or special shareholders meeting of the stockholders of Progressive, and whenever the holders of the Progressive’s common stock (“Common Stock”) act by written consent, Messrs. Fernandez and Barreto hereby agree to vote all of the shares of Common Stock (including any new shares hereafter acquired or acquired through the conversion of securities convertible into Common Stock) that they own, directly or indirectly, in the same manner that NextPlat votes its Common Stock and equivalents.

2.    Term. The term of this Agreement is perpetual but may be terminated by either party, for or without cause, upon sixty (60) days’ written notice to the other party.

3.    Miscellaneous.

(a)    Specific Performance. The Parties hereby declare that it is impossible to measure in money the damages which will accrue to a Party hereto or to their heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement will be specifically enforceable. If any party hereto or his heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person will not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(b)    Governing Law. This Agreement, and the rights of the parties hereto, will be governed by and construed in accordance with the laws of the State of Delaware as such laws apply to agreements among Delaware residents made and to be performed entirely within the State of Delaware.

(c)    Amendment or Waiver. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by the Party against whom enforcement is sought. Any amendment or waiver so effected will be binding upon such Party and any assignee of any such Party.

(d)    Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(e)    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives.

(f)    Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same agreement.

(g)    Waiver. Except as set forth in Section 3(c), no waivers of any breach of this Agreement extended by any Party hereto to any other party will be construed as a waiver of any rights or remedies of any other Party hereto or with respect to any subsequent breach.

(h)    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and no Party will be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[REMAINDER OF PAGE INTENTIONALLY BLANK]IN WITNESS WHEREOF, the parties hereto have executed this VOTING AGREEMENT as of the date first above written.

NEXTPLAT CORP

By: _______________________

Name:

Title

___________________________

Charles M. Fernandez

___________________________

Rodney Barreto